UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15 (d) Of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): February 7, 2006

PRB Gas Transportation, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-120129	20-0563497
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1875 Lawrence Street, Suite 450 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(303) 308-1330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

The Company announced on February 7, 2006 that it had closed a $22million senior subordinated convertible debt offering.

Item 9.01.      Financial Statements and Exhibits.

PRB GAS TRANSPORTATION, INC. COMPLETES $22 MILLION PRIVATE PLACEMENT OF SENIOR SUBORDINATED CONVERTIBLE NOTES

Denver, Colorado – February 6, 2006 – PRB Gas Transportation, Inc. (“PRB” or the “Company”) (AMEX:PRB) today announced that it has completed a private placement of approximately $22 million of Senior Subordinated Convertible Notes (the “Notes”).  To date, the Company has closed on approximately $19 million with approximately $3 million of commitments expected to be received in the next few days.

The Notes bear interest at 10% per annum that is payable quarterly in arrears.  PRB intends to register the underlying common stock in respect to the Notes within 90 days following the closing of the transaction.  After the securities are registered, the notes can be converted at the holders’ option any time for a maximum of approximately 3.1 million shares of PRB common stock at $7.00 per share.  The term of the Notes is 30 months however; the private placement call provision enables PRB to retire the Notes if its common stock trades at 200% of the conversion price for a period of 10 consecutive trading days.

Robert W. Wright, PRB’s Chairman & CEO noted, “We’ve got the people, prospects and now the financing in place to execute our very ambitious capital program for 2006.  With these funds plus our current cash position and our bank lines that are being negotiated, we are able to proceed with our $30 million capital plan that includes a $21 million exploration and production program and $9 million for gas gathering projects.”

PRB Gas Transportation, Inc. is dedicated to development, production and marketing of oil and gas reserves as well as construction and operation of natural gas gathering and processing facilities in the Rocky Mountain region.

This press release may include certain statements concerning expectations for the future that are forward-looking statements.  Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that are difficult to predict and many of which are beyond management’s control.  An extensive list of factors that can affect future results are discussed in the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission.  The Company undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

Company Contacts:	or	Investor Relations Counsel
PRB Gas Transportation, Inc.		The Equity Group Inc.
Robert W. Wright, Chairman and CEO		Linda Latman (212) 836-9609
William P. Brand, Jr., Vice President - Finance		www.theequitygroup.com
(303) 308-1330
info@prbtrans.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2006	PRB Gas Transportation, Inc.
(Registrant)
/s/ William P. Brand, Jr.
William P. Brand, Jr.
Vice President - Finance
(Principal Financial and Accounting Officer)